Exhibit 10.6
RULES AND CONDITIONS
FOR THE TWILIO INC.
NON-EMPLOYEE DIRECTORS’ DEFERRED COMPENSATION PROGRAM (THE “PROGRAM”)

The following rules and conditions have been adopted by the Board of Directors of Twilio Inc. (the “Company”) to govern the deferral of Restricted Stock Units by Non-Employee Directors pursuant to the Twilio Inc. 2016 Stock Option and Incentive Plan (the “Stock Plan”) and the Twilio Inc. Amended and Restated Non-Employee Director Compensation Policy (the “Policy”). Capitalized terms used but not defined herein shall have the meaning given such terms in the Stock Plan.

1.Election to Defer the Equity Retainer. A Non-Employee Director may elect in advance to defer the receipt of the initial and/or annual Restricted Stock Unit Grant made to such Non-Employee Director pursuant to the Policy under the Stock Plan (such grant, the “Equity Retainer”). To make such an election, except with respect to a newly elected or appointed Non- Employee Director, the Non-Employee Director must execute and deliver to the Company a deferral election form before the end of the calendar year preceding the calendar year in which the applicable Equity Retainer is scheduled to be granted. A newly elected or appointed Non- Employee Director, may, upon (but no later than 30 days after) becoming a Non-Employee Director, file a deferral election with respect to the initial Equity Retainer and/or to Equity Retainers that are awarded subsequent to the election. An election shall remain in effect from year to year until revoked in writing by the Non-Employee Director, but any revocation shall become effective only with respect to Equity Retainers that are granted in calendar years beginning after receipt and acceptance by the Company of a written revocation. All elections (including revocation thereof) must be made during an open window period while the Non- Employee Director is not in possession of any material non-public information relating to the Company.

2.Deferred Account. Upon the vesting of any Equity Retainer awarded to any Non- Employee Director who has elected to defer his or her Equity Retainer(s) pursuant to this Program, any shares of Stock that would otherwise have been issued to the Non-Employee Director upon such vesting shall be converted to deferred stock units on a one-to-one basis and credited to the Non-Employee Director’s deferred account (“Account”).

3.Dividend Equivalent Amounts. If dividends (other than dividends payable only in shares of Stock) are paid with respect to Stock, each Account shall be credited with a number of whole and fractional stock units determined by multiplying the dividend value per share by the stock unit balance of the Account on the record date and dividing the result by the Fair Market Value of a share of Stock on the dividend payment date.

4.Period of Deferral. The deferred stock units in each Account shall be deferred until, and the period of deferral shall cease upon, the earliest of (a) 90 days after a Non- Employee Director ceases to serve as a member of the Board of Directors of the Company and incurs a “separation from service” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (“Section 409A”), (b) the consummation of a Sale Event (as defined in the Stock Plan) so long as such Sale Event constitutes a “change in the ownership or effective control of the

Exhibit 10.6
Company, or in the ownership of a substantial portion of the assets of the Company” within the meaning of Section 409A (a “Change in Control”) or (dc) 90 days after the date of a Non-Employee Director’s death.

5.Designation of Beneficiary. A Non-Employee Director may designate one or more beneficiaries to receive payments from his or her Account in the event of his or her death. A designation of beneficiary may apply to a specified percentage of a Non-Employee Director’s entire interest in his or her Account. Such designation, or any change therein, must be in writing and shall be effective upon receipt by the Company. If there is no effective designation of beneficiary, or if no beneficiary survives the Non-Employee Director, the estate of the Non- Employee Director shall be deemed to be the beneficiary. All payments to a beneficiary or estate shall be made in a lump sum in shares of Stock, with any fractional share paid in cash.

6.Payment. All amounts credited to a Non-Employee Director’s Account shall be paid in shares of Stock to the Non-Employee Director, or his or her designated beneficiary (or beneficiaries) or estate, in a single lump sum as soon as practicable (but in no event later than 30 days deferral) after the end of the first applicable period of deferral specified in Section 4 (above) occurs; provided, however, that fractional shares shall be paid in cash.

7.Adjustments. In the event of a stock dividend, stock split or similar change in capitalization affecting the Stock, the Company shall make appropriate adjustments in the number of stock units credited to the Non-Employee Directors’ Accounts.

8.Non-transferability of Rights. During a Non-Employee Director’s lifetime, any payment under this Program shall be made only to the Non-Employee Director. No sum or other interest under this deferred compensation arrangement shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt by a Non-Employee Director or any beneficiary under this Program to do so shall be void. No interest under this deferred compensation arrangement shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of a Non-Employee Director or beneficiary entitled thereto. Notwithstanding the foregoing, the Company may make payments to an individual other than a Non-Employee Director to the extent required by a domestic relations order.

9.Company’s Obligations to Be Unfunded and Unsecured. The Accounts maintained under this Program shall at all times be entirely unfunded, and no provision shall at any time be made with respect to segregating assets of the Company (including Stock) for payment of any amounts hereunder. No Non-Employee Director or other person shall have any interest in any particular assets of the Company (including Stock) by reason of the right to receive payment under this Program, and any Non-Employee Director or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under this Program.

10.Section 409A. This Program is intended to be a compliant deferred compensation plan under Section 409A and shall be administered in accordance with the requirements of Section 409A.

Exhibit 10.6
11.Incorporation of Plan. This Program shall be subject to the terms and conditions of the Stock Plan and the Policy. Capitalized terms in this document shall have the meaning specified in the Stock Plan, unless a different meaning is specified herein.

Adopted as of July 13, 2017 (the “Effective Date”)

Exhibit 10.6
Exhibit B

Form of Non-Employee Director Restricted Stock Unit Award Agreement

Exhibit 10.6
RESTRICTED STOCK UNIT AWARD AGREEMENT (DEFERRED) FOR NON-EMPLOYEE DIRECTORS
UNDER THE TWILIO INC.
2016 STOCK OPTION AND INCENTIVE PLAN

Name of Grantee:
No. of Restricted Stock Units:
Grant Date:

Pursuant to the Twilio Inc. 2016 Stock Option and Incentive Plan as amended through the date hereof (the “Plan”), Twilio Inc. (the “Company”) hereby grants an award of the number of Restricted Stock Units listed above (an “Award”) to the Grantee named above. Each Restricted Stock Unit shall relate to one share of Class A Common Stock, par value $0.001 per share (the “Stock”) of the Company. Reference is also made to the Rules and Conditions for the Twilio Inc. Non-Employee Directors’ Deferred Compensation Program (the “Program”) and the Grantee’s deferral election thereunder.

1.Restrictions on Transfer of Award. This Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, and any shares of Stock issuable with respect to the Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (i) the Restricted Stock Units have vested as provided in Paragraph 2 of this Agreement and (ii) shares of Stock have been issued to the Grantee in accordance with the terms of the Plan, this Agreement, and the Program.

2.Vesting of Restricted Stock Units. The restrictions and conditions of Paragraph 1 of this
Agreement shall lapse [INITIAL RETAINER: in three equal annual installments, with the first installment vesting 13 months after the Grantee initially joins the Board, the second installment vesting 24 months after the Grantee initially joins the Board and the third installment vesting 36 months after the Grantee initially joins the Board;1 provided, the Grantee remains in service as a member of the Board on each such date] [ANNUAL RETAINER: in full with respect to all of the Restricted Stock Units on the earlier of (i) the one-year anniversary of the Grant Date or (ii) the date of the Company’s next annual meeting of stockholders following the Grant Date; provided, the Grantee remains in service as a member of the Board on such date].

The Administrator may at any time accelerate the vesting schedule specified in this Paragraph 2. In the event of a Sale Event, the Restricted Stock Units shall become 100% vested.

1 Note: the requirement for the first tranche to vest in 13 months (12 months after deferral election deadline) – which is a 409A requirement for the deferral election of an annual grant.

Exhibit 10.6
3.Termination of Service. Unless the Board of Directors determines otherwise, if the
Grantee’s service with the Company and its Subsidiaries terminates for any reason (including death or disability) prior to the satisfaction of the vesting conditions set forth in Paragraph 2 above, any Restricted Stock Units that have not vested as of such date shall automatically and without notice terminate and be forfeited, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Restricted Stock Units.

4.Issuance of Shares of Stock. The Company shall issue to the Grantee the number of shares of Stock equal to the aggregate number of Restricted Stock Units that have vested pursuant to Paragraph 2 of this Agreement on such date as specified in the Program in accordance with the terms and conditions of the Program and the Grantee shall thereafter have all the rights of a stockholder of the Company with respect to such shares.

5.Incorporation of Plan and Program. Notwithstanding anything herein to the contrary, this
Agreement shall be subject to and governed by all the terms and conditions of the Plan and the Program, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan and the Program, unless a different meaning is specified herein.

6.Section 409A of the Code. This Agreement is intended to be a compliant deferred compensation plan under Section 409A and shall be administered and interpreted in accordance with the requirements of Section 409A. If the Grantee is a specified employee (as defined in Section 409A of the Code) at the time of his or her separation from service and the Restricted Stock Units are settled on account of such separation from service, then the settlement shall be delayed for six months or until the Grantee’s death, if earlier, to the extent required to avoid adverse taxation under Section 409A of the Code.

7.No Obligation to Continue as a Director. Neither the Plan nor this Award confers upon the Grantee any rights with respect to continuance as a Director.

8.Integration. This Agreement and the Program (including any elections thereunder)
constitute the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.

9.Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

Exhibit 10.6

10.Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

Twilio Inc.

By:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.

Dated:
Grantee’s Signature
Grantee’s name and address: